Michael C. Finkelstein
                           Certified Public Accountant

704 Ginesi Drive - Suite 23                          1370 Avenue of the Americas
Morganville, New Jersey  07751                       New York, New York  10019
Tel. (732) 972-2700                                  Tel. (212) 689-4633
Fax. (732) 972-5001                                  Fax. (212) 664-1700




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

We consent to the incorporation by reference in the Registration Statement of East Coast Venture Capital, Inc. on Form N-2 of our audited report dated May 7, 2001 on our examinations for the years ended July 31, 2000, 1999 and 1998, and the reviewed financial statements for the nine months ended April 30, 2001 and 2000. We also consent to the reference to our firm under the caption "Experts".




Michael C. Finkelstein & Co., CPA
Morganville, New Jersey
June 5, 2001